SallieMae®
SLM Corporation

Debt Investor Presentation
First Quarter ended March 31, 2006

April 21, 2006

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

SLM Corporation Overview

5

SallieMae®
Champions for Higher Education℠

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

The U.S. Student Loan Market

10

SallieMae®
Champions for Higher Education℠

Link to searchable text of slide shown above

Sources of Funding for Higher Education

Sources of Funding for College Attendance
Academic Year 2005-2006 ($billions)
Total Cost - $222 Billion
Parent/Student Contributions
$61
$67
Federal Student Loans
$19
Private Education Loans
$75
Scholarships, Grants, Other

11

SallieMae
Champions for Higher Education™

Link to searchable text of slide shown above

Trends in Higher Education Spending

Student Enrollment Projections
Degree Granting Institutions

millions
19
18
17
16
15
14
1994
1996
1998
2000
2002
2004
2006
2008
2010
2012
2014
Actual
Projected

Average Cost of College Attendance
Cumulative % Increase

100
80
60
40
20
0
96-97
97-98
98-99
99-00
00-01
01-02
02-03
03-04
04-05
05-06
Tuition & Fees 4-Year Private
Tuition & Fees 4-Year Public

12

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Higher Education's Return on Investment

- Income and employment are strongly correlated to educational attainment

Relationship between Higher Education, Income and Employment
$150,000
$120,000
$90,000
$60,000
$30,000
$0
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
8.4%
5.5%
5.2%
4.0%
3.3%
2.9%
2.1%
1.7%
$23,997
$36,182
$42,663
$43,922
$62,660
$78,351
$103,903
$128,942
Less than H.S.
High School
Some College
Associate
Bachelor's
Master's
Doctorate
Professional
Average Annual Income
Unemployment

13

SallieMae® Champions for Higher Education℠

Link to searchable text of slide shown above

Education and Unemployment Over Time

Unemployment Rate (% of labor force)
Average = 5.43%
Min = 3.8%
Max = 7.8%
Average = 2.42%
Min = 1.5%
Max = 3.4%
Unemployment (Overall)
Unemployment (College Graduates)

Source: Bureau of Labor Statistics.

14

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Growth in FFELP Loan Originations

Stable, Long-Term Growth –

Growth in Federal Education Loan Originations FY 1999 - 2007E
($ billions)
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
30%
25%
20%
15%
10%
5%
0%
(YOY Growth Rate)
2000
2001
2002
2003
2004
2005
2006E
2007E
2008E
Federal Student Loan Originations (Projected)
Federal Student Loan Originations (Actual)
YOY Growth Rate

16

SallieMae®
Champions for Higher Education℠

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Private Education Loan Market Demand

Cost of College AY 1995-1996
Based on a Four-Year Term
Cost of attendance gap
$69,528
$26,972
FFELP Limit $17,125
FFELP Limit $17,125
Full-Time Private School
Full-Time Public School

Cost of College AY 2005-2006
Based on a Four-Year Term
Cost of attendance gap
$127,644
$62,264
FFELP Limit $17,125
FFELP Limit $17,125
Full-Time Private School
Full-Time Public School

18

Link to searchable text of slide shown above

Private Education Loan Market Growth

Private Education Loan Market
Growth in Non-Federal Student Loan Originations (1)
($ billions)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
$4.7
$5.8
$8.3
$10.7
$14.1
$18.7
2000-01
2001-02
2002-03
2003-04
2004-05
2005-06

19

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Higher Education Act Reauthorization

20

Sallie Mae®
Champions for Higher Education℠

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Political Change and SLM Earnings Growth

Impact of Changes in Student Loan Legislation
on SLM Net Income
1992
- FFELP yield lowered 15 b.p.
1993
- Federal Direct Loan Program initiated
- 30 b.p. funding charge assessed to SLM
- 105 b.p. fee imposed on consolidations
1995
- FFELP yield lowered 10 b.p.
1997
- Privatization Act
1998
- FFELP yield lowered 30 b.p.
2006
- FFELP yield authorized thru 2012
SLM Net Income ($mil)
Permitted Yield Sp
$1,200
$800
$600
$400
$200
$0
400
380
360
280
260
240
220
200
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006
SLM Net Income (1)
Permitted FFELP Loan Yield (2)

22

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

SLM Business Fundamentals

23

SallieMae®
Champions for Higher Education℠

Link to searchable text of slide shown above

SLM's Loan Origination Model

Sallie Mae's Primary Loan Origination Model

Students and Parents
Loan Applications
College Financial Aid Office
Preferred Channel Lending Partners
Loans
Proceeds
SallieMae
• Origination
• Servicing
• Collections
Services

24

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Federal Student Loan Market Share

Federal Student Loan Originations (FFY 2004-2005)

SLM Historical Market Share of Federal Student Loan Originations

30%
25%
20%
15%
10%
5%
0%
15%
17%
23%
25%
25%
26%
27%
1999
2000
2001
2002
2003
2004
2005

26

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Debt Management, Guarantor Servicing and Other Income

Fee & Other Income –

Fee & Other Income Growth
2001 - 2005 (2)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
(millions)
$455
$503
$589
$747
$917
35%
25%
15%
(% of total operating revenue)
2001
2002
2003
2004
2005
Other Fee Income
Guarantor Servicing
Debt Management
% of Operating Revenue

28

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Historically Stable and Predictable Earnings

29

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Private Education Loan Portfolio Trends

Private Education Loan Spread vs. Net Charge-Offs (1)
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
2.25%
4.49%
1.85%
4.75%
1.92%
4.24%
1.89%
4.62%
2002
2003
2004
2005
Net Charge-Offs
Managed Private Education Loan Spread

31

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Stable Net Interest Margin

18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
Net Interest Margin
Net Asset Yield
Cost of Funds
1974
1977
1980
1983
1986
1989
1992
1995
1998
2001
2004

Based on SLM Corporation "core earnings" results 1998-2005 and GAAP results for earlier periods.

33

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Highly Predictable Earnings

Highly Predictable Earnings -

SLM Net Income(1) through
Interest Rate and Economic Cycles
1990 - 2005
SLM Net Income ($ mil)
$1,200
$1,000
$800
$600
$400
$200
$0
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Interest Rates
GDP Growth
SLM Net Income (1)
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
SLM Earnings
T-Bill Rates
Real GDP (2)

35

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Highly Stable Earnings

Highly Stable "Core Earnings" -

300
250
200
150
100
50
0
ROAA Indexed to 1999 = 100
American Express
SLM Corp
Countrywide
MBNA
Capital One
2001
2002
2003
2004
2005

400
350
300
250
200
150
100
50
0
ROAA Indexed to 1999 = 100
JP Morgan
Wachovia
Bank of America
Wells Fargo
SLM Corp
Citicorp
2001
2002
2003
2004
2005

36

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Strong Risk-Adjusted Capitalization

37

SallieMae®
Champions for Higher Education℠

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Funding Diversity and Liquidity

39

SallieMae®
Champions for Higher Education℠

Link to searchable text of slide shown above

Funding Sources

ABCP
$5.0
Global MTNs
$22.1
Euro MTNs
$8.8
Extendibles
$5.2
Retail Notes
$3.6
Convertibles
$2.0
Term ABS
$88.8

Note: Totals may not add due to rounding.

40

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Funding Diversity

By Currency
Yen 1.0%
NZ$ 0.6%
HK$ 0.3%
Aus$ 1.4%
Can$ 1.0%
GBP 1.4%
Euro 7.4%
USD 86.9%
By Investor Geography
Asia 5%
Other 4%
Europe 32%
US 59%
By Issue Type
Unsecured Corporate Debt 28%
ABS Term Debt 72%

42

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Dealers in SLM Corporate Debt and ABS

Bank of America

Merrill Lynch

Morgan Stanley

Deutsche Bank

Credit Suisse

Goldman Sachs

citigroup

Lehman Brothers

Barclays

RBS Greenwich Capital

UBS

Wachovia

ABN·AMRO

BNP Paribas

HSBC

RBC Capital Markets

44

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Consistent Credit Spread Performance

SLM Corp 10 Year Bond Spreads vs.
Leading 'Aa' Banks and Finance Companies
Spread to LIBOR (bp)
350
300
250
200
150
100
50
0
4/1/02
6/27/02
9/25/02
12/23/02
3/25/03
6/23/03
9/19/03
12/17/03
3/16/04
6/16/04
9/14/04
12/13/04
3/11/05
6/10/05
9/8/05
12/29/05
4/17/06
10-Year Bank Spread Index
10-Year Non-Bank Financial Spread Index
SLM 10-Yr Benchmark Spread

	SLM Corp	'Aa' Banks	Non-Bank Financials
Current	39	24	31
Max	87	85	303
Min	22	19	27
Mean	45	39	90
Std Dev	13	15	62

48

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

SLM Corporation ABS Program

49

Sallie Mae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

SLM U.S. Government Guaranteed Student Loan ABS

53

SallieMae
Champions for Higher Education℠

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

SLM Trust 2004-10 Reset Rate Note Structure

Amortization Illustration
Outstanding Balance
Description
USD FRN
A-1
USD FRN
A-2
USD FRN
A-3
GBP FXD Soft Bullet
A-4
USD FRN Soft Bullet
A-5A/B
USD FRN Soft Bullet
A-6A/B
USD FRN Soft Bullet
A-7A/B
EUR FRN Soft Bullet
A-8
Time
Reset
1st A-4
Reset
1st A-5
Reset
1st A-6
Reset
1st A-7
Reset
1st A-8

56

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

SLM FFELP ABS Relative Value

Historical 3 Year Triple-A Rated ABS
Secondary Spreads
Spread (bps)
6
5
4
3
2
1
0
-1
Mar-03
May-03
Jul-03
Sep-03
Nov-03
Jan-04
Mar-04
May-04
Jul-04
Sep-04
Nov-04
Jan-05
Mar-05
May-05
Jul-05
Sep-05
Nov-05
Jan-06
Mar-06
FFELP
Cards

Historical 7 Year Triple-A Rated ABS
Secondary Spreads
Spread (bps)
25
20
15
10
5
0
Mar-03
May-03
Jul-03
Sep-03
Nov-03
Jan-04
Mar-04
May-04
Jul-04
Sep-04
Nov-04
Jan-05
Mar-05
May-05
Jul-05
Sep-05
Nov-05
Jan-06
Mar-06
FFELP
Cards

Source: Merrill Lynch Research. As of April 10, 2006.

57

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

SLM 'AAA' FFELP vs. US Agencies

15
10
5
0
-5
-10
-15
-20
Spread to LIBOR
SLM 'AAA' FFELP ABS (1)
US Agency Debt (1)
1
2
3
5
7
10
Maturity (yrs.)
11bps
16bps
16bps
19bps
20bps
24bps

58

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Spread to US$ LIBOR
40
30
20
10
0
-10
-20
-30
5-Year SLM 'AAA' FFELP ABS
5-Year Fannie Mae
1/17/03
4/17/03
7/17/03
10/17/03
1/17/04
4/17/04
7/17/04
10/17/04
1/17/05
4/17/05
7/17/05
10/17/05
1/17/06
4/17/06

59

SallieMae
Champions for Higher Education℠

Link to searchable text of slide shown above

SLM Private Credit Student Loan ABS Program

60

Sallie Mae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

SLM Private Credit ABS Issuance

SLM Managed Private Credit Loans Outstanding(1)

$ Billions
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$4.4
$6.6
$8.7
$12.1
$17.2
2001
2002
2003
2004
2005
Higher Education
Career Training

SLM Private Credit Cumulative ABS Issuance(1)

$ Billions
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$0.7
$4.5
$7.3
$10.7
2001
2002
2003
2004
2005

63

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

SLM Private Credit ABS Relative Value

Historical 3 Year Triple-A Rated ABS Secondary Spreads
Spread (bps)
12
11
10
9
8
7
6
5
4
3
2
1
0
-1
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05
Jun-05
Sep-05
Dec-05
Mar-06
Private
Cards

Historical 7 Year Triple-A Rated ABS Secondary Spreads
Spread (bps)
50
45
40
35
30
25
20
15
10
5
0
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05
Jun-05
Sep-05
Dec-05
Mar-06
Private
Cards

Source: Merrill Lynch Research. As of April 10, 2006.

64

SallieMae
Champions for Higher Education™

Link to searchable text of slide shown above

SLM 2006-A Private Credit Student Loan ABS

65

SallieMae®
Champions for Higher Education℠

Link to searchable text of slide shown above

Link to searchable text of slide shown above

SLM 2006-A Pool Characteristics

Loan Program
LAW
6%
MBA
5%
MED
2%
Signature
87%

% Co-Borrower as Obligor
Co-
Borrower
51%
No Co-
Borrower
49%

Borrower Payment Status
Forbearance
2%
Repayment
11%
In School
78%
Grace
8%
Deferment
1%

67

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

SLM 2006-A FICO Distribution at Origination (1)
% of Pool
16%
14%
12%
10%
8%
6%
4%
2%
0%
0.1%
1.9%
10.8%
13.0%
12.8%
12.6%
11.5%
10.6%
9.8%
9.2%
5.8%
<630
630-639
640-659
660-679
680-699
700-719
720-739
740-759
760-779
780-799
800+
FICO Score at Origination

68

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

SLM Private Credit ABS Prepayment Analysis

Historical SLM Private Credit ABS CPRs
Historical Life to Date CPR
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Quarters from Pricing

	1	2	3	4	5	6	7	8	9	10	11	12	13	14
2002-A	3.1%	2.9%	2.4%	2.1%	1.9%	1.9%	1.9%	1.9%	2.0%	2.2%	2.4%	2.6%	2.7%	2.9%
2003-A	2.6%	2.7%	2.9%	2.8%	2.8%	2.8%	2.9%	2.8%	2.8%	3.0%	3.0%	3.0%		
2003-B	2.8%	2.8%	2.7%	2.7%	2.7%	2.8%	2.7%	2.6%	2.8%	2.8%	2.7%			
2003-C	2.6%	2.2%	2.1%	2.0%	2.1%	2.0%	1.9%	2.0%	2.0%	2.0%				
2004-A	2.8%	2.7%	2.6%	2.4%	2.4%	2.5%	2.4%	2.3%						
2004-B	2.3%	2.4%	2.1%	2.0%	2.1%	2.0%	2.0%							
2005-A	2.7%	3.1%	2.9%	2.6%										
2005-B	1.4%	2.2%												

69

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Additional Information

70

SallieMae®
Champions for Higher Education℠

Link to searchable text of slide shown above

Additional Information Available at www.salliemae.com

Investors - Microsoft Internet Explorer provided by Sallie Mae
File Edit View Favorites Tools Help
Address http://www2.salliemae.com/investors
SallieMae
About us | Investors | News | Working@SallieMae | Contact us
FIND
Home > Investors
Investors
Stockholder information
Debt/Asset-backed securities
Plan for college
Apply for a loan
Manage your loans
Find a job
More financial services
Just for parents
Investors
Stockholder information
Information for current and potential stockholders includes:
SEC Filings.
Annual reports.
Earnings information.
Stock quotes, a stock chart, and dividend history.
Fundamentals.
Analyst coverage.
Email alerts.
Debt/Asset backed securities
Find information regarding our debt securities issued by the:
SLM Corp.
SLM Student Loan Trusts
SMS Student Loan Trusts
Quickly find information on any Sallie Mae security by doing a CUSIP search, either by number or maturity date.
Webcasts and presentations
Link to investor related webcasts and presentations:
Upcoming investor webcasts.
Archived and historical webcasts.
Archived and historical presentations.
1ST QUARTER EARNINGS
You can listen to SLM Corp.'s First Quarter 2006 Earnings Conference Call beginning at noon EDT on April 20, 2006.
LATEST FILINGS
View our latest SEC filing.

71

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

SLM Summary Financial Performance

Managed Student Loans Outstanding
Year End Outstanding, Net ($billions)
$140
$120
$100
$80
$60
$40
$20
$0
$72
$78
$89
$107
$123
$50
$17
$47
$25
$46
$35
$47
$49
$11
$41
$16
2001
2002
2003
2004
2005
Private Education
Consolidation
Stafford/PLUS

"Core Earnings" Net Income
($millions)
$1,200
$1,000
$800
$600
$400
$200
$0
$624
$690
$926
$986(1)
$1,131
2001
2002
2003
2004
2005

73

SallieMae
Champions for Higher Education

Link to searchable text of slide shown above

Sallie Mae Offices

10,600 employees located across the United States*

Student Loan Finance Association 55
Arrow 1,275
GRC 880
Sallie Mae Home Loans 275
Pioneer Credit 1,050
Nellie Mae 95
AMS 120
GRP 65
SLM Financial 440
Headquarters 680
Western Collections Center 460
Southwest Student Services 170
Noel-Levitz 85
Indiana Center 2,255
Loan Servicing Centers 2,300
Student Loan Funding 20

74

SallieMae Champions for Higher Education

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

[LOGO]

Debt Investor Presentation
First Quarter ended March 31, 2006

April 21, 2006

Forward Looking Statements

Forward Looking Statements - This report contains forward-looking statements and information that are based on management’s current expectations as of the date of this document. When used in this report, the words “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify forward looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations, which may reduce the volume, average term and costs of yields on student loans under the Federal Family Education Loan Program (“FFELP”) or result in loans being originated or refinanced under non-FFELP programs or may affect the terms upon which banks and others agree to sell FFELP loans to SLM Corporation, more commonly known as Sallie Mae, and its subsidiaries (collectively, “the Company”). In addition, a larger than expected increase in third party consolidations of our FFELP loans could materially adversely affect our results of operations. The Company could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements; changes in the composition of our Managed FFELP and Private Education Loan portfolios; a significant decrease in our common stock price, which may result in counterparties terminating equity forward positions with us, which, in turn, could have a materially dilutive effect on our common stock; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; losses from loan defaults; changes in prepayment rates and credit spreads; and changes in the demand for debt management services and new laws or changes in existing laws that govern debt management services.

[LOGO]

2

Disclosures

Non-GAAP Financial Measures –  The following presentation includes non-GAAP performance measures. A presentation of the most comparable GAAP financial measures and a reconciliation of the non-GAAP performance measures to the most directly comparable GAAP financial measures are included in the our most recent quarterly earnings release, quarterly earnings report on Form 10-Q and annual report on Form 10-K, which are available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo/secfilings) and on the SEC’s website (http://www.sec.gov).

U.S. Government Guaranteed Student Loans –  The following presentation contains references to U.S. Government guaranteed student loans. All such references are to loans made in compliance with the Federal Family Education Loan Program (“FFELP”), under Title IV of the Higher Education Act, to finance educational costs. As more fully described in our most recent quarterly earnings release, quarterly earnings report on Form 10-Q and annual report on Form 10-K, available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo) and on the SEC’s website (http://www.sec.gov), the federal guarantee of FFELP loans is conditioned on loans being originated, disbursed and serviced in accordance with U.S. Department of Education regulations. In addition, unless a loan default results from the borrower’s death, disability or bankruptcy, the federal government guarantees only 98 percent of the principal balance (97 percent on loans disbursed after July 1, 2006) plus accrued interest and the holder of the loan generally must absorb the two percent (three percent after July 1, 2006) not guaranteed as a loss on the loan (“Risk Sharing”). FFELP loans serviced by a servicer that has an Exceptional Performer designation from the U.S. Department of Education are not subject to Risk Sharing and receive 100% reimbursement on default claims (99 percent reimbursement on default claims filed after July 1, 2006).

Additional Information - The following presentation contains certain information about the Company that management believes is important to investors, but should be read in conjunction with other material information about the Company, including, but not limited to, the operational, market and interest rate, political and regulatory, liquidity, credit, and consolidation loan refinancing risks that the Company faces. For a discussion of the risks described above as well as additional information about the Company you should refer to our most recent quarterly earnings release, quarterly report on Form 10-Q and annual report on Form 10-K, available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo/secfilings) and on the SEC’s website (http://www.sec.gov). For a discussion of the specific characteristics of any specific security, you should refer to the pricing supplement, prospectus supplement and/or prospectus applicable to that security.

3

Non-GAAP “Core Earnings” Performance Measures –

•      Used by SLM’s management in developing financial plans, tracking results, establishing corporate performance targets and determining incentive compensation

•      Used by equity investors, credit rating agencies and debt capital providers to measure the company’s business performance

•      Treat securitizations as long-term financings, and exclude from “core earnings” (i) gains on sales from securitizations, (ii) derivatives mark-to-market adjustments, (iii) floor income, and (iv) amortization of acquired intangibles

•      Reflect only current period adjustments to GAAP earnings and are not a substitute for reported results under GAAP

•      May not be comparable to similarly titled measures reported by other companies

Note:  Both a description of SLM’s “core earnings” treatment and a full reconciliation to the GAAP income statement is contained in the supplemental earnings disclosure to the company’s quarterly earnings releases and most recent Form 10-K.

4

SLM Corporation Overview

5

SLM Corporation

[LOGO]

•      #1 originator, servicer and collector of student loans in the vital and growing U.S. education lending market

•      Fully independent private sector company, traded on the NYSE with a market capitalization of $21 billion(1)

•      $127 billion managed student loan portfolio, 86% of which is U.S. Government guaranteed(1)

•      Profitable every year in existence, since 1972

•      Issued $10 billion of ‘A2/A/A+’ corporate debt and $27 billion of predominantly ‘Aaa/AAA/AAA’ asset-backed securities during 2005

•      Scored a perfect ‘10’ out of 10 for corporate governance in a recent evaluation by Governance Metrics International

(1) As of March 31, 2006.

6

A Brief Corporate History

SLM Corporate Debt Ratings

	Moody’s	S&P	Fitch
Long-Term	A2	A	A+
Short-Term	P-1	A-1	F1+
Outlook	Stable	Stable	Stable

Managed Loan Portfolio
(as of March 31, 2006)

Loan Type	$B	%
FFELP Loans	$109.0	86%
Private Education	17.9	14%
Total Portfolio	$126.9	100%

1965	Congress creates the Guaranteed Student Loan Program (1)

1972	Congress establishes, as a GSE, the Student Loan Marketing Association or “Sallie Mae”

1995	Sallie Mae completes its first ‘AAA-rated’ guaranteed student loan securitization

1997	Privatization of Sallie Mae approved by Congress, SLM Corporation holding company created

2000	SLM Corporation issues ‘single-A’ rated unsecured corporate debt

2004	GSE dissolved... SLM Corporation becomes a fully independent, private sector corporation

(1) Currently known as the Federal Family Education Loan Program (FFELP).

7

Pre- and Post-GSE Wind-Down

Pre- and Post GSE Wind-Down -	Pre- Wind-Down 1999	Post- Wind-Down 2005
Moodys/S&P/Fitch Senior Debt Rating	A3/A+/A	A2/A/A+
Market Share of Federal Student Loan Originations(1)	15%	27%
% of Loans Funded by the GSE	63%	0%
Wtd. Average Life to Call of Managed Liabilities	2.0 yrs	5.6 yrs
Wtd. Average US$ LIBOR Debt Issuance Costs(2)	L + 20 bp	L + 18 bp
“Core Earnings” Net Income	$405 mil	$1.1B(3)
“Core Earnings” Student Loan Spread	1.78%	1.76%(3)
“Core Earnings” Fee & Other Income as a % of Revenue	9%	30%(3)
Total Managed Assets	$64B	$139B
Shareholders’ Equity	$0.8B	$3.8B
Tangible Equity/Total Managed Assets	1.2%	1.9%

(1)   SLM Preferred Channel market share based on federal fiscal year 1999 and 2005 total FFELP and FDLP net commitment figures. Source: U.S. Department of Education.

(2)   Weighted average cost of US$ LIBOR issuance for the period, including amortized issuance costs. 1999 figure includes 30 b.p. federal offset fee on GSE loans.

(3)   Adjusted for items disclosed separately, as described in the Company’s first quarter 2006 earnings release.

8

What Makes SLM Unique

Limited Credit Risk

•      86% of student loans carried a U.S. government guarantee as of March 31, 2006

•      Total student loan losses were only 0.12% of managed student loans for the full year 2005

Limited Exposure to Interest Rate and Economic Cycles

•      Interest rate sensitivities of floating rate assets closely matched with floating rate liabilities

•      Growth and earnings not historically tied to interest rate or economic cycles

Conservative Risk-Adjusted Leverage

•      Tangible equity covered loan losses by 16x at year end 2005 vs. a median of 12x for ‘Aa’ U.S. Banks

•      Pre-tax income covered loan losses by 12x in 2005 vs. a median of only 5x for ‘Aa’ U.S. banks

Frequent Issuer with Stable Spreads

•      Frequent issuer, with active secondary markets made in both its corporate bonds and ABS

•      Issues ‘AAA’ ABS or ‘A’ corporate, 1 to 30 years, floating or fixed, US$, Euro and other

•      Highly stable spreads

Note: All figures as of December 31, 2005 unless otherwise noted. ‘Aa’ bank comparisons based on full year 2005 median ratios for Citigroup, Bank of America, JPMorgan Chase, Wachovia and Wells Fargo. Source: SNL Securities database and SEC filings.

9

The U.S. Student Loan Market

10

Sources of Funding for Higher Education

Sources of Funding for College Attendance
Academic Year 2005-2006 ($billions)

Total Cost - $222 Billion

[CHART]

Source:  Based on estimates by Octameron Associates, “Don’t Miss Out,” 29th Edition; College Board, “2005 Trends in Student Aid”; and Sallie Mae. Includes tuition, room, board, transportation and miscellaneous costs for two and four year college degree granting programs.

11

Trends in Higher Education Spending

Student Enrollment Projections	Average Cost of College Attendance
Degree Granting Institutions	Cumulative % Increase

[CHART]	[CHART]

Source: National Center for Education Statistics, U.S. Census Bureau and The College Board. Average per student cost of attendance in current dollars, including tuition, fees and on-campus room and board.

12

Higher Education’s Return on Investment

•      Income and employment are strongly correlated to educational attainment

Relationship between Higher Education, Income and Employment

[CHART]

Source:       Postsecondary Education Opportunity, U.S. Census Bureau. Unemployment data as of 2003. Average annual income figures for 2004. Represents average earnings for a full time, year-round worker over age 25.

13

Education and Unemployment Over Time

•      The relationship between education and unemployment has remained relatively constant over time

Historical U.S. Unemployment Rate for

College Graduates versus the Overall U.S. Population

[CHART]

Source:  Bureau of Labor Statistics.

14

The Federal Family Education Loan Program or “FFELP”

The Federal Family Education Loan Program (“FFELP”) –

•      Provides banks and others an explicit U.S. government guarantee on student loans

•      Loan pricing, terms and maximum borrowing limits set by Congress

•      Made to undergraduate students, graduate students and their parents

•      Floating or fixed rate loans, with 10 to 30 year maturities and payments deferred until after graduation

•      Borrower outstandings typically range from $5,000 to $25,000, although balances can exceed $100,000 for graduate students

•      U.S. government interest subsidies assure FFELP lenders a yield on newly originated FFELP loans based on daily reset U.S. commercial paper rates

15

Growth in FFELP Loan Originations

Stable, Long-Term Growth –

•      In 2005, more borrowers took out more FFELP loans with higher loan balances than ever before

•      Total federal student loan originations, including both FFELP and FDLP loans(1), increased by 9% in 2005, following a 13% increase in 2004

•      The U.S. Department of Education is projecting 8% average annual growth in federal student loan volume through 2012, without consideration for pending increases in FFELP loan limits

Growth in Federal Education Loan
Originations FY 1999 - 2007E

[CHART]

(1)   Source: U.S. Department of Education. Based on net commitments, fiscal year ended September 30. Includes both FFELP and FDLP loans.

16

The Private Education Loan Market

Private Education Loans –

•      Consumer loans made to students and parents specifically to fund the cost of undergraduate, graduate and other forms of post-secondary education

•      Typically used to bridge the funding gap between grants, aid and FFELP loans, and the increasing cost of higher education

•      Supplement U.S. Government guaranteed student loans, but not guaranteed by the U.S. Government

•      Typically offered with floating interest rates, with loan margins set based on the credit quality of the borrower

•      Generally 5 to 15 years in maturity, with terms similar to those offered under the guaranteed student loan program

•      Typically non-dischargeable in bankruptcy

17

Private Education Loan Market Demand

•      Private education loans help bridge the gap between funding available through government-sponsored programs and the rapidly increasing cost of education

Cost of College AY 1995-1996	Cost of College AY 2005-2006
Based on a Four-Year Term	Based on a Four-Year Term

[CHART]	[CHART]

Source: College Board. Cost of college includes tuition, fees, room and board, transportation and other expenses for degree granting institutions. FFELP loan limits as of year ended December 31, 2005. FFELP loan limits increase to $19,000 on July 1, 2007.

18

Private Education Loan Market Growth

•      As a result of strong demand for alternative sources of funding for higher education, private education loan originations have experienced consistent growth

Private Education Loan Market

Growth in Non-Federal Student Loan Originations (1)

[CHART]

(1)   Source: Estimates by The College Board, “Trends in Student Aid”, and Sallie Mae. Figures for academic years ended June 30.

19

Higher Education Act

Reauthorization

20

Higher Education Act Reauthorization

•      New student loan legislation effective July 1, 2006 is not expected to have a material impact on SLM’s business

•      Changes include…

•      Modest increase in FFELP loan borrowing limits effective July 1, 2007

•      Eligibility of graduate students for PLUS Loans

•      Borrower rates fixed at 6.8% for Stafford and 8.5% for PLUS loans; loans’ effective yield to lenders remains the same

•      Lender reinsurance reduced from 100% to 99% for servicers designated as Exceptional Performers and 98% to 97% for all others

•      Lenders required to rebate floor income on new loans, recycling of 9.5% loans ended, in-school and “Super 2-Step” consolidation loans eliminated

•      New student loan provisions are expected to be in place through the next Reauthorization, currently set for the year 2012

21

Political Change and SLM Earnings Growth

•      Past legislation, no matter how radical, has not had a long-term impact on SLM’s earnings

Impact of Changes in Student Loan Legislation
on SLM Net Income

[CHART]

(1)   Based on SLM Corporation “core earnings” net income 1996-2005, “core” net income 1993-1995 and GAAP net income for earlier periods. 2004 figure adjusted for costs associated with the wind-down of the GSE and other items disclosed separately.

(2)   Permitted FFELP loan yield spread subsequent to 1995 represents an estimated weighted average of in-school and repayment yields on FFELP loans.

22

SLM Business Fundamentals

23

SLM’s Loan Origination Model

•      Sallie Mae originates student loans primarily through schools’ financial aid offices, and services and collects those loans throughout their life cycle

Sallie Mae’s Primary Loan Origination Model

Preferred
Channel
Lending
Partners
[LOGO]
Students	Loan	College	Loans	• Origination
and Parents	Applications	Financial	--------------->	• Servicing
	--------------->	Aid Office	<---------------	• Collections
Proceeds

Services

24

SLM’s Competitive Advantage

•      SLM has a distinct competitive advantage in all facets of the education loan market

Economies of Scale • $127B of managed loans • Over 9 million borrowers • Over 6,000 schools

State-of-the-Art Loan Delivery Platform	Singular Focus and Scale	Vertically Integrated Origination/ Servicing/Collections

Largest and Most Experienced Sales Team		Strong National and Regional Brands

Breadth of Products and Services

Note: Figures as of first quarter ended March 31, 2006.

25

Federal Student Loan Market Share

Federal Student Loan Originations
(FFY 2004-2005)

Rank	Lender	2005 Market Share	1999 Market Share
1	Sallie Mae	27%	15%
2	Federal Govt	22%	32%
3	Citibank	5%	6%
4	Bank of America	4%	5%
5	Wells Fargo	4%	—

SLM Historical Market Share of
Federal Student Loan Originations

[CHART]

(1)  SLM Preferred Channel market share based on federal fiscal year 1999 and 2005 total FFELP and FDLP net commitment figures. All figures for federal fiscal year ended September 30. Source: U.S. Department of Education and SLSA Servicing Volume Survey.

26

SLM’s Private Education Loan Business

SLM’s Private Education

Loan Portfolio

as of December 31, 2005(1)

[CHART]

Private Education Loan Attributes(2) -

•      High average FICO scores

•      ~ 50% of loans with co-borrowers, typically parents

•      Higher education loans non-dischargeable in bankruptcy

•      Graduate students – 34% of higher education loans

•      Integrated underwriting, servicing and collections

•      Risk-based pricing

•      Managed net charge-offs represented 1.89% of loans in repayment

(1) Based on gross loans outstanding, before provision.

(2) All figures for the year ended December 31, 2005.

27

Debt Management, Guarantor Servicing and Other Income

Fee & Other Income –

•      Debt Management & Collections Operations –

•      17% of operating revenue (1)

•      Variable cost, low overhead business

•      Consistent, recurring earnings stream

•      Guarantor Servicing –

•      4% of operating revenue (1)

•      29% share of the FFELP guarantor servicing market, with 9 of 36 guarantors as customers

•      Consistent, recurring earnings stream

•      Other Fee Income –

•      9% of operating revenue (1)

•      Late fees, third party servicing fees and other

Fee & Other Income Growth

2001 - 2005 (2)

[CHART]

(1)   Year ended December 31, 2005. Operating revenue as a percentage of net interest income before provision plus other operating revenue.

(2)   Years 2002 - 2005 operating revenue and fee and other income adjusted for items disclosed separately in the Company’s quarterly earnings releases.

28

Historically Stable

and Predictable Earnings

29

Extremely Low Loan Losses

•      SLM’s net charge-offs represented 0.12% of managed student loans for the full year 2005, compared to the 2005 median of 0.83% for ‘Aa’ banks and 4.20% for highly rated finance companies (1)(2)

[CHART]

(1)   Managed FFELP and Private Education Loan net charge-offs as a percentage of average managed FFELP and Private Education Loan assets. Managed Private Education Loan net charge-offs as a percentage of average managed Private Education Loans in repayment was 1.89% for the year ended December 31, 2005.

(2)   U.S. ‘Aa’ banks include Citicorp, JP Morgan Chase, Bank of America, Wells Fargo and Wachovia. Non-bank financials include American Express, CIT, Countrywide, MBNA and Capital One. MBNA data as of September 30, 2005, all others as of December 31, 2005. Source: SNL Securities database and SEC filings.

30

Private Education Loan Portfolio Trends

•      Private Education Loan portfolio performance trends are very stable, in part as a result of sound underwriting, pricing, servicing and default management practices

Private Education Loan Spread vs. Net Charge-Offs (1)

[CHART]

(1)   Represents Managed Private Education Loan spread, before provision, and net charge-offs as a percentage of average Managed Private Education Loans in repayment.

31

Limited Interest Rate Risk

SLM’s Interest Rate and Currency Hedging Philosophy –

•      Fund floating rate assets with floating rate liabilities of comparable duration

•      Convert newly issued debt to US$ floating rates at the time of issue with interest rate swaps, currency swaps and interest rate caps

•      Manage a limited amount of basis risk only, primarily between CP and LIBOR

•      Monetize floor income using floor contracts

32

Stable Net Interest Margin

•      Extremely low loan losses and match funding of interest rate sensitivities of floating rate assets and floating rate liabilities make SLM’s net interest margin highly stable

[CHART]

33

Low Operating Expenses

Unmatched Operating Efficiency -

•      SLM’s operating expenses stood at only 38% of operating revenue in 2005(1), following three years of steady improvement

•      SLM’s operating efficiency ratio far outdistanced that of its peers from 2001 through 2005 (1)(2)

SLM vs. ‘Aa’ Banks and

Specialty Finance Companies

Operating Efficiency Ratio (1)(2)

[CHART]

(1)   SLM figures based on operating expense as a percentage of net interest income after provision plus fee and other income, adjusted for items disclosed separately in the Company’s quarterly earnings releases.

(2)   Based on ratio of operating expenses as a percentage of operating revenue for Citibank, Bank of America, Wells Fargo, Wachovia and JP Morgan and for specialty finance companies American Express, CIT, Countrywide, MBNA and Capital One. MBNA data as of September 30, 2005, all other as of December 30, 2005.
Source: SNL Securities database and SEC filings.

34

Highly Predictable Earnings

Highly Predictable Earnings -

•      SLM has generated highly consistent earnings and cash flow since its inception in 1973

•      Steady growth in the student loan market, the guaranteed nature of SLM’s assets and strict asset and liability management policy protect SLM from economic and interest rate cycles

SLM Net Income(1) through

Interest Rate and Economic Cycles

1990 - 2005

[CHART]

(1)   “Core earnings” net income 1996-2005, “core” net income 1993-1995 and GAAP net income for earlier years. 2004 “core earnings” net income adjusted for costs associated with the wind-down of the GSE and other items disclosed separately in the Company’s quarterly earnings releases.

35

Highly Stable Earnings

Highly Stable “Core Earnings” -

•      Between 2001 and 2005, SLM’s “core earnings” ROA displayed less than 1/3 the average volatility of leading ‘Aa’ banks and 1/5 the average of highly rated finance companies(1)

•      SLM’s earnings have not in the past been subject to the significant operating risks – trading losses, loan write-offs, restructuring charges or litigation expenses – experienced by others

Return on Assets (1)	Return on Assets (1)
SLM vs. Highly Rated Finance Cos	SLM vs. Selected ‘Aa’ Banks
(Indexed to 2001 = 100)	(Indexed to 2001 = 100)

[CHART]	[CHART]

(1)   SLM ROA based on “core earnings” net income and average managed assets. Comparative ROA based on GAAP net income and total assets. Volatility calculation based on standard deviation of ROA. MBNA data as of September 30, 2005, all others as of December 31, 2005. Source: Bloomberg and SLM.

36

Strong Risk-Adjusted Capitalization

37

Strong Risk-Adjusted Capitalization

•      SLM’s leverage compares extremely favorably to ‘Aa’ banks and other non-bank financials when measured relative to actual loss experience

	SLM Corp						2005 Medians for ‘Aa’ U.S. Banks / Investment Grade
	2003		2004		2005		Finance Cos.(4)
Not a risk adjusted capital ratio

Tangible Equity/Managed Assets(1)	2.0%		1.6%		1.9%		4.9% / 7.3%

Tangible Equity/Net Charge-Offs(2)	19	x	15	x	16	x	12x / 6x

Pre-Tax Income/Net Charge-Offs(3)	13	x	12	x	12	x	5x / 2x

			Risk adjusted ratios

(1)   GAAP tangible stockholders’ equity as a percentage of total managed assets.

(2)   Average GAAP tangible equity including preferred stock to net charge-offs. SLM figures based on total managed loans.

(3)   SLM ratios based on “core earnings” pre-tax income, adjusted for items disclosed separately in the Company’s quarterly earnings releases.

(4)   2005 medians for major ‘Aa’ rated banks Citicorp, Wells Fargo, Bank of America, Wachovia and JP Morgan, and investment grade specialty finance companies American Express, CIT, Countrywide, MBNA and Capital One. MBNA data as of September 30, 2005, all others as of December 31, 2005. Managed assets and managed net charge-offs used when available. Source: SNL Securities database and SEC filings.

38

Funding Diversity and Liquidity

39

Funding Sources

•      At year end 2005, ABS represented 69% and unsecured corporate debt 31% of SLM’s $136 billion of total managed debt outstanding

[CHART]

Note: Totals may not add due to rounding.

40

SLM Corporate Debt and ABS Issuance

•      SLM has issued $138 billion of long-term, non-GSE corporate debt and asset-backed securities over the past three years, across a broad range of maturities –

New Issuance Volume

	2003	2004	2005	YTD 1Q 2006
Corporate Debt Issuance (1)	$15B	$15B	$10B	$1.7
Term Asset-Backed Securities Issuance (1)	$31B	$30B	$27B	$8.2
Total Term Debt Issuance	$46B	$45B	$37B	$9.8

Range of Maturities in Years	1 - 40	1 - 30	1 - 30
Average Life to Call in Years	5.6	5.8	6.5
Average Cost of Funds vs. US$ LIBOR (2)	+31 bp	+25 bp	+18 bp

(1)   Excludes issuance under SLM’s $5.5 billion corporate commercial paper and $5 billion asset-backed commercial paper programs.

(2)   Swapped equivalent spread, including amortized issuance costs. Includes SLM corporate debt and term asset-backed securities only.

41

Funding Diversity

•      During 2005, SLM issued 38 term ABS and corporate debt securities in eight different currencies to more than 500 institutional investors around the globe

SLM 2005 Total Managed Debt Issuance
by Currency, Investor Geography and Issue Type

By Currency	By Investor Geography	By Issue Type

[CHART]	[CHART]	[CHART]

42

Excess Liquidity

•      At December 31, 2005, SLM maintained significant excess liquidity…

•      Enough unused liquidity in cash, investments and committed credit lines to repay 18 months’ debt maturities

•      Enough additional liquidity in its readily saleable, unencumbered FFELP loan portfolio to repay 8 years’ debt maturities

•      Short term debt represented only 3% of total managed debt

•      Cash & investments plus committed credit lines covered short-term debt and CMLTD by 379%

Sources of Liquidity ($ billions) -	Total Dec 31, 2005	Available Dec 31, 2005

Sources of Primary Liquidity:
Unrestricted Cash & Investments	$3.9	$3.9
CP and Bank Lines	5.5	5.5
Asset-Backed Commercial Paper	5.0	0.0
Total Sources of Primary Liquidity	14.4	9.4

Stand-by Liquidity:
Unencumbered FFELP Loans	24.5	24.5
Total Primary and Stand-by Liquidity	$38.9	$34.0

43

Dealers in SLM Corporate Debt and ABS

•      SLM utilizes a broad base of dealers globally, promoting liquidity in its corporate bonds and ABS

[LOGO]

44

SLM Corporate Debt Program

45

SLM Corporate Debt Issuance Volume

SLM Corporate Term Debt Issuance Volume ($ billions) (1) –

Issuance Type	2003	2004	2005	YTD 1Q 2006
US$ Global and Medium Term Notes(1)	$9.1	$6.4	$4.5	$1.1
Foreign Currency Denominated(2)	0.6	4.2	4.0	0.4
Extendible Notes	1.7	2.5	1.0	0.0
Retail Note Program	1.1	1.8	0.8	0.2
Convertible Debentures	2.0	0.0	0.0	0.0

Total Corporate Debt Issuance	$14.5	$14.8	$10.3	$1.7

(1)   Excludes structured and retail note issuance. Also excludes average outstandings under SLM’s commercial paper program, representing $331 million for the quarter ended March 31, 2006 and $345 million for the full year 2005.

(2)   US$ equivalents.

46

Representative SLM Corporate Benchmark Debt Issues

Representative US$ & EUR Benchmark Corporate Debt Issues

Issue	Issue Date	Issue Size	Rating	Coupon	Maturity
		(mil)
USD -
SLM Corp	Feb '03	$800	A2/A/A+	3.625%	Mar '08
SLM Corp	Nov '03	$1,000	A2/A/A+	4.000%	Jan '09
SLM Corp	Jul '05	$2,000	A2/A/A+	L+14	Jul '09
SLM Corp	Jul '05	$1,250	A2/A/A+	4.500%	Jul '10
SLM Corp	Mar '06	$1,000	A2/A/A+	L+20	Mar '11
SLM Corp	Apr '06	$750	A2/A/A+	5.450%	Apr '11
SLM Corp	Apr '04	$1,000	A2/A/A+	5.375%	May '14
SLM Corp	Jul '03	$750	A2/A/A+	5.625%	Aug '33
Euros -
SLM Corp	Jul '03	€500	A2/A/A+	3.250%	Jul '08
SLM Corp	Jun '05	€300	A2/A/A+	L+15	Jun '09
SLM Corp	Apr '04	€750	A2/A/A+	L+35	Apr '11
SLM Corp	Sep '05	€750	A2/A/A+	3.125%	Sep '12
SLM Corp	Mar '04	€1,250	A2/A/A+	4.750%	Mar '14

47

Consistent Credit Spread Performance

•      SLM trades at spreads comparable to those of the leading ‘Aa’ U.S. banks

SLM Corp 10 Year Bond Spreads vs.
Leading ‘Aa’ Banks and Finance Companies

[CHART]

Source: Various dealers. As of April 17, 2006. SLM Corp 10 yr spread for 4/02 thru 8/02 estimated based on 5 yr issue spreads. Initial SLM 10 yr benchmark issued 8/02. ‘Aa’ bank index includes Citigroup, Wells Fargo, Bank of America, Wachovia and JPMorganChase. Non-bank index includes American Express, CIT, Capital One, Household Finance prior to its acquisition by HSBC in 2003 and MBNA prior to its acquisition by Bank of America in 2005.

48

SLM Corporation ABS Program

49

SLM ABS Issuance Volume

SLM ABS Term Issuance Volume ($ billions) (1) –

	2003	2004	2005	YTD 1Q 2006
Non-Consolidation FFELP ABS	$5.8	$10.1	$6.6	$5.1
Consolidation FFELP ABS	21.0	17.4	17.1	3.1
Private Credit ABS	3.8	2.8	3.4	2.2	(2)

Total ABS Issuance	$30.6	$30.3	$27.0	$10.4

(1)   Excludes outstandings under SLM’s asset-backed commercial paper program.

(2)   SLM Private Credit Trust 2006-A priced March 31, 2006. Closed April 6, 2006, subsequent to quarter end.

50

SLM Asset-Backed Securities Structures

•      Recent SLM new issue ABS Structures –

	Non-Consolidation FFELP					Consolidation FFELP					Private Education Loans

Issue	$2.6B SLM Trust 2006-3					$2.6B SLM Trust 2006-4					$2.2B SLM Trust 2006-A

Pricing Date	March 2, 2006					April 12, 2006					March 31, 2006

Collateral	US Govt. Guaranteed FFELP Stafford and Plus Loans					US Govt. Guaranteed FFELP Consolidation Loans					Non-Guaranteed Private Education Loans

Initial Pricing CPR(1)	12%					CLR Ramp (0%-8% over 10 yrs)					4%

	Moody’s		Amt	AL(1)	Pricing	Moody’s		Amt	AL(1)	Pricing	Moody’s		Amt	AL(1)	Pricing
Tranching	A-1	Aaa	$687	1.0	L -2	A-1	Aaa	$120	1.0	L -3	A-1	Aaa	$434	3.0	L+2
	A-2	Aaa	$825	3.0	L+0	A-2	Aaa	$470	3.0	L+0	A-2	Aaa	$207	5.0	L+8
	A-3	Aaa	$335	5.0	L+4	A-3	Aaa	$150	5.0	L+4	A-3	Aaa	$355	7.0	L+14
	A-4	Aaa	$483	7.0	L+8	A-4	Aaa	$392	7.1	L+8	A-4	Aaa	$373	9.9	L+19
	A-5	Aaa	$162	8.4	L+10	A-5	Aaa	$327	9.4	L+10	A-5	Aaa	$700	14.2	L+29
	B	Aa1	$77	8.4	L+20	A-6	Aaa	€873	15.0	E+15	B	Aa1	$73	11.0	L+30
						B	Aa1	$78	12.2	L+20	C	A3	$101	9.9	L+50

(1) Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained at http://www2.salliemae.com/investors/debtasset/slmsltrusts/ . Actual average life may vary significantly from estimates.

51

2005 ABS Issuer Rankings

2005 US$ ABS Issuance by Issuer (1)

(in equivalent US$ billions)

			MARKET
RANK	ISSUER	PROCEEDS	SHARE(2)
1	Sallie Mae	$27.0	6.1%
2	Ford Motor	$16.7	3.7%
3	JP Morgan Chase	$16.5	3.7%
4	Capital One	$14.6	3.3%
5	Citigroup	$13.8	3.1%
6	MBNA	$10.0	2.2%
7	General Motors	$10.0	2.2%
8	Honda Motors	$7.7	1.7%
9	Morgan Stanley	$7.1	1.6%
10	GE	$7.1	1.6%

	Total	$445.4	100.0%

2005 Public/144A Student Loan ABS
Issuance by Issuer

(in equivalent US$ billions)

			MARKET
RANK	ISSUER	PROCEEDS	SHARE
1	Sallie Mae	$27.0	42.2%
2	Nelnet, Inc.	$6.5	10.2%
3	Student Loan Corp	$4.3	6.8%
4	Brazos Group	$3.7	5.8%
5	First Marblehead	$3.2	5.1%
6	College Loan Corp	$2.7	4.2%
7	Collegiate Funding	$2.7	4.2%
8	Access Group, Inc.	$2.1	3.2%
9	Goal Financial	$2.0	3.1%
10	Wachovia	$1.8	2.8%

	Total	$64.0	100.0%

(1)   Rankings exclude home equity ABS issuance.

(2)   Market share as a % of total ABS, excluding home equity ABS.

52

SLM U.S. Government Guaranteed

Student Loan ABS

53

SLM FFELP ABS Issue Characteristics

Typical SLM FFELP ABS Transaction Features –

•      U.S. Government guaranteed collateral

•      Issue size $1.5B to $3.0(+)B

•      Tranches denominated in US$ or Euros

•      ‘Aaa/AAA/AAA’ rated senior tranches make up 97% of issue structure

•      20% risk based capital weighting, in most countries

•      Floating rate tied to 3 mo. LIBOR, with occasional fixed rate issuance

•      Amortizing tranches, with 1 to 15(+) year average lives

•      Reset Rate Notes offer ‘soft bullet’ maturities for selected issues

•      Serviced by SLM Corporation’s subsidiary Sallie Mae, Inc., which is designated an “Exceptional Performer” by the U.S. Department of Education

54

SLM FFELP ABS Reset Rate Notes

SLM FFELP ABS ‘Soft Bullet’ Fixed Rate, Euro and Sterling Structures -

•      Shorter term “soft bullet” US$ fixed rate, Euro and Sterling tranches, backed by long-dated collateral

•      Remarketed at a date certain prior to the expected maturity date, typically 3, 5, 7 or 10 years from issuance

•      Successful remarketing or call provides for full repayment of outstanding reset rate notes on remarketing date

•      $13.9 billion of reset rate notes issued to date

55

SLM Trust 2004-10 Reset Rate Note Structure

•      Class A Notes pay sequentially

•      A-4, A-5, A-6 and A-7 Reset Rate Note remarketing dates occur well in advance of expected amortization of underlying collateral

Amortization Illustration

[CHART]

56

SLM FFELP ABS Relative Value

•      SLM FFELP ‘AAA’ ABS spreads track ‘AAA’ prime credit card ABS, yet SLM FFELP ABS collateral is backed by an explicit U.S. government guarantee

Historical 3 Year Triple-A Rated ABS Secondary Spreads	Historical 7 Year Triple-A Rated ABS Secondary Spreads

[CHART]	[CHART]

Source:   Merrill Lynch Research. As of April 10, 2006.

57

SLM ‘AAA’ FFELP vs. US Agencies

•      Sallie Mae ‘AAA’ FFELP ABS offers wider new issue spreads than U.S. agency debentures across all maturities

[CHART]

(1)   Spreads as of April 17, 2006. US Agency spreads average of Fannie Mae and Freddie Mac LIBOR equivalent spreads. Source: Various dealers.

58

SLM ‘AAA’ FFELP ABS Spread Performance vs. U.S. Agencies

Historical Spread to LIBOR on SLM ‘AAA’ FFELP ABS
vs. U.S. Agencies

	SLM	FNMA
Current	5	-13
Max	12	6
Min	3	-20
Mean	8	-9
Std Dev	3	4

[CHART]

(1)   5-year unsecured Fannie Mae, rolling weekly average LIBOR equivalent pricing. Source: Various dealers.

59

SLM Private Credit Student
Loan ABS Program

60

SLM Private Credit ABS Issue Characteristics

Typical SLM Private Credit ABS Transaction Features –

•      Issue size $1.0B to $2.0B

•      US$ denominated

•      Student loan collateral not guaranteed by the U.S. Government

•      ‘Aaa/AAA/AAA’ rated class A senior tranches, ‘Aa3/A/AA’ rated Class B and ‘A3/BBB/A’ rated class C subordinate tranches

•      Floating rate tied to 3 mo. LIBOR, with occasional fixed rate issuance

•      Typically amortizing tranches, with 1 to 15 year average lives

•      Serviced by SLM Corporation’s subsidiary Sallie Mae, Inc.

61

SLM Private Credit Loan Programs

SLM Private Credit Loan Program Characteristics –

Loan Program	Description	Current Minimum FICO Score(1)	Underwriting Standards

Signature Student Loans®	Undergraduate students	640

Signature Student Loans®	Graduate students	640
			FICO Basis
LAWLOANS®	Law school and graduates studying for the bar	640	(May 1998 –
			Present)
MBA Loans®	Graduate business school	640

MEDLOANS®	Medical students and graduates in residency	N/A	Judgmental

(1)   Minimum FICO score for standard programs. Prior to July 1, 2001 the minimum FICO score was 630. Minimum FICO score subject to exceptions, representing a limited percentage of the portfolio. Custom loan origination programs have been negotiated with certain schools where the FICO cut-off may be lower. In certain cases, Sallie Mae has recourse to the school for these custom program loans.

62

SLM Private Credit ABS Issuance

•      Prior to its most recent $2.2 billion private credit ABS issue in March 2006, SLM had issued $10.6 billion of private credit ABS

SLM Managed Private Credit Loans Outstanding(1)	SLM Private Credit Cumulative ABS Issuance(1)

[CHART]	[CHART]

(1)   Gross outstandings for total managed portfolio, before deducting loan loss allowance and unamortized discount.

63

SLM Private Credit ABS Relative Value

•      Spreads on SLM Private Credit ABS tightened over the past two years, until widening recently relative to credit card ABS

Historical 3 Year Triple-A Rated ABS Secondary Spreads	Historical 7 Year Triple-A Rated ABS Secondary Spreads

[CHART]	[CHART]

Source:   Merrill Lynch Research. As of April 10, 2006.

64

SLM 2006-A Private Credit
Student Loan ABS

65

SLM 2006-A Transaction Structure

Class	Principal Balance ($)	Principal Balance (%)	Ratings (M/S/F)	Index	WA Life to Call (4%CPR)(1)	Expected Principal Window	Maturity
A-1	$434,000,000	19.3%	Aaa/AAA/AAA	3ml	3.0	06/06-09/10	03/16/2020
A-2	$207,000,000	9.2%	Aaa/AAA/AAA	3ml	5.0	09/10-12/11	12/15/2020
A-3	$355,000,000	15.8%	Aaa/AAA/AAA	3ml	7.0	12/11-09/14	06/15/2022
A-4	$373,267,000	16.6%	Aaa/AAA/AAA	3ml	9.9	09/14-09/17	12/15/2023
A-5	$700,000,000	31.2%	Aaa/AAA/AAA	3ml	14.2	09/17-03/22	06/15/2039
B	$73,297,000	3.3%	Aa3/AA-/AA	3ml	11.7	03/13-06/21	06/15/2039
C	$101,488,000	4.5%	A3/A/A	3ml	10.6	06/13-06/20	06/15/2039
Total	$2,244,052,000

Subordination	Initial(2)	Target(3)	Components
Class A	8.50%	15.00%	Class B, Class C, O/C
Class B	5.25%	10.125%	Class C, O/C
Class C	0.75%	3.00%	O/C

Overcollateralization (O/C)	Builds from 0.50% to 2.00% of Initial Asset Balance
Reserve Account	0.25% of Initial Pool Balance (non-declining)
Excess Spread	3.74% per annum (4)
Other Enhancement	Two 15-year Prime/LIBOR Swaps
	11.31% Cash Capitalization Account for liquidity (steps down over time)(3)

(1)   Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the prospectus, which may be obtained at http://www2.salliemae.com/investors/debtasset/slmsltrusts/. Actual average life and repayment characteristics may vary significantly from estimates.

(2)   Percent of Initial Asset Balance.

(3)   Percent of Current Asset Balance.

(4)   Based on a variety of assumptions. Assumes all loans in repayment status.

66

SLM 2006-A Pool Characteristics

Loan Program	% Co-Borrower as Obligor	Borrower Payment Status

[CHART]	[CHART]	[CHART]

•	Pool Weighted Original Average FICO Score	719

•	Pool Weighted Current Average FICO Score	707

•	Average Borrower Indebtedness	$12,121

•	Weighted Average Remaining Term	203	months

67

SLM 2006-A Collateral Pool FICO Distribution at Origination(1)

SLM 2006-A FICO Distribution at Origination (1)

[CHART]

(1)   If there is a co-borrower, the co-borrower’s FICO is used. Exludes loans underwritten without relying upon FICO scores or where no FICO scores are available, which represented 1.8% of the pool.

68

SLM Private Credit ABS Prepayment Analysis

Historical SLM Private Credit ABS CPRs

[CHART]

69

Additional Information

70

Additional Information Available at www.salliemae.com

[GRAPHIC]

71

SLM “Core Earnings” Revenue Mix

2005 “Core Earnings” Revenue Mix -

•      Net interest income from student loans made up 70% of net revenue in 2005

•      The remaining 30% of net revenue was derived primarily from fee generating businesses

•      Debt Management & Collections Operations, primarily related to student loans

•      Guarantor Servicing for student loans

•      Other sources, including late fees on student loans

[CHART]

Note: Figures as of year end December 31, 2005, before provisions for losses. Adjusted for items separately disclosed in the Company’s quarterly earnings releases.

72

SLM Summary Financial Performance

Managed Student Loans Outstanding	“Core Earnings” Net Income

[CHART]	[CHART]

(1)   2004 “core earnings” net income adjusted for costs associated with the wind-down of the GSE and other items disclosed separately in the Company’s quarterly earnings releases.

73

Sallie Mae Offices

10,600 employees located across the United States*

[GRAPHIC]

* As of December 31, 2005. Does not include all locations or employees.

74

Debt Investor Relations Contact Information

Guido van der Ven

Vice President, Corporate Finance

Sallie Mae, Inc.

36 Leitch Avenue

Skaneateles, NY 13152

315-685-9825

guido.e.vanderven@slma.com

Leo Subler

Managing Director, Corporate Finance

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA 20190

703-984-5564

leo.subler@slma.com

75